Exhibit 99.1

	Three Months Ended				Year Ended

	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	December 31, 2008

Net cash provided by operating activities as previously reported	$19,627	$13,956	$32,248	$25,379	$91,210
Reclassification of distributions to noncontrolling interests to financing activities	14,457	15,580	11,911	12,428	54,376

Net cash provided by operating activities as adjusted for SFAS 160	$34,084	$29,536	$44,159	$37,807	$145,586

Net cash used in investing activities as previously reported	$(18,109)	$(14,707)	$(41,348)	$(53,603)	$(127,767)
Reclassification of purchases and sales of noncontrolling interests to financing activities	4,556	2,982	19,308	(416)	26,430

Net cash used in investing activities as adjusted for SFAS 160	$(13,553)	$(11,725)	$(22,040)	$(54,019)	$(101,337)

Net cash provided by (used in) financing activities as previously reported	$27,468	$(15,637)	$43,555	$(46,152)	$9,234
Reclassification of distributions to noncontrolling interests from operating activities	(14,457)	(15,580)	(11,911)	(12,428)	(54,376)
Reclassification of purchases and sales of noncontrolling interests from investing activities	(4,556)	(2,982)	(19,308)	416	(26,430)

Net cash provided by (used in) financing activities as adjusted for SFAS 160	$8,455	$(34,199)	$12,336	$(58,164)	$(71,572)